LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment
No. 32 to the Registration Statement (File Nos. 33-1657 and 811-4492) (the "Registration Statement") of MFS Series Trust X (the "Trust"), of my opinion dated October 10, 2000, appearing in Post-Effective Amendment No. 31 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on October 13, 2000.


                                                        JAMES R. BORDEWICK, JR.
                                                        ------------------------
                                                        James R. Bordewick, Jr.
                                                        Assistant Secretary

Boston, Massachusetts
November 27, 2000